Exhibit 99.1

Thomas J. Fitzgerald	Mark A. Rozelle
Media Relations	Investor Relations
(203) 817-3549	(203) 817-3520
UST REPORTS THIRD QUARTER 2008 RESULTS;
REAFFIRMS EARNINGS GUIDANCE FOR THE YEAR
•	Net sales increased 1% vs. year ago to $484.6 million

•	Diluted EPS was stable vs. year ago at $.84

•	Adjusted diluted EPS increased 4.6% vs. year ago to $.91 (see table)

•	Successfully responded to increased moist smokeless tobacco competitive activity; premium can sales return to growth, sequential share stabilized

•	Moist smokeless tobacco category grew 8.2%

•	Ste. Michelle Wine Estates posts strong growth in net sales (+21%) and operating profit (+28%)

•	Reaffirming 2008 adjusted diluted E.P.S. target of $3.65, with a range of $3.60 to $3.70

•	Altria Group, Inc.’s acquisition of UST on track to close during the first full week of Jan. 2009 and no later than Jan. 7
STAMFORD, Conn., Oct. 24, 2008 — UST Inc. (NYSE: UST) today announced for the third quarter ended Sept. 30, 2008, reported diluted earnings per share was stable versus the prior year period at $.84 and adjusted diluted earnings per share increased 4.6 percent to $.91. Adjustments affecting the comparison in the quarter include acquisition related costs, restructuring charges associated with the company’s Project Momentum cost savings initiative, antitrust litigation settlement charges and the net impact related to the sale of the company’s headquarters in the prior year period. The table below provides a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measures.
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	Third Quarter
Consolidated diluted E.P.S.	2008	2007	% Change
GAAP diluted E.P.S.	$.84	$.84	—

Other items (net of taxes):
Antitrust litigation	—	.01	—
Restructuring charges	.03	.01	—
Acquisition related costs	.04	—	—
Impact of sale of corporate headquarters, net	—	.01	—

Adj. non-GAAP diluted E.P.S.	$.91	$.87	4.6
Adjusted diluted earnings for the third quarter increased 4.6 percent versus the prior year period. Promotional spending on moist smokeless tobacco was increased in the third quarter in response to a rise in competitive and new product activity. This higher promotional spending was more than offset by continued strong sales and operating profit for the company’s wine operations, lower costs and spending due to Project Momentum initiatives and reduced income tax expense resulting from a reversal of tax reserves. Increased interest expense related to borrowing incurred as part of the company’s share repurchase program was more than offset, on an earnings per share basis, by a reduction in shares outstanding versus the prior year period, even though the company suspended its share repurchase program in the second quarter due to Altria Group, Inc.’s pending acquisition of UST.
“The third quarter was another good example of our expanded toolbox at work. The company was able to invest against its premium moist smokeless tobacco brands to meet increased competition, while at the same time deliver on its earnings per share commitment. Importantly, the increased promotional spending worked, returning the company’s premium brands, Copenhagen and Skoal, to growth by mid-quarter and stabilizing sequential share of the segment,” said Murray S. Kessler, chairman and chief executive officer. “With premium volume growing again, the competitive environment normalizing and gasoline prices coming down, the company remains confident in delivering its original adjusted earnings per share target of $3.65 for 2008 with a range of $3.60 to $3.70.”
For the nine-month period ended Sept. 30, 2008, diluted earnings per share increased 10.5 percent to $2.62 and adjusted diluted earnings per share increased 7.1 percent to $2.70 versus the prior year period (see table below).
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	Nine months ended Sept. 30,
Consolidated diluted E.P.S.	2008	2007	% Change
GAAP diluted E.P.S.	$2.62	$2.37	10.5

Other items (net of taxes):
Antitrust litigation	.01	.50	—
Restructuring charges	.03	.04	-25.0
Acquisition related costs	.04	—	—
Impact of sale of corporate headquarters, net	—	(.39)	—

Adj. non-GAAP diluted E.P.S.	$2.70	$2.52	7.1
Smokeless Tobacco Segment
Smokeless Tobacco segment third quarter 2008 net sales decreased 5.2 percent to $364.1 million and operating profit decreased 8.6 percent to $194.8 million, versus the prior year period. On an adjusted basis, operating profit decreased 7.1 percent to $201.2 million (see attached table). The reduction in net sales and operating profit primarily resulted from increased promotional spending in response to increased competitive promotional and new product activity.
In the quarter, total underlying moist smokeless tobacco net can volume increased 0.9 percent to 164.9 million and underlying premium net can volume increased 0.1 percent to 137.3 million. On a reported basis, total net can volume decreased 0.2 percent and premium decreased 0.9 percent. The difference between underlying and reported shipments in the quarter related to the timing of shipments to wholesale last year, which negatively affected the quarter’s comparison to the prior year period by approximately 2 million cans.
Importantly, during the second half of the quarter, when U.S. Smokeless Tobacco Company’s (USSTC) increased promotional plans were in full effect, shipments accelerated with total net can volume up 1.8 percent, and premium net can volume up 1.2 percent versus the prior year period.
USSTC’s Retail Account Data Share & Volume Tracking System (RAD-SVT) for the most recent 12-week period ended Sept. 6, 2008, also indicates solid growth for USSTC’s total shipments which were up 2.9 percent versus year ago and USSTC’s premium shipments which were up 1.6 percent. USSTC’s price value shipments increased 8.9 percent. Category growth for the same period was robust, up 8.2 percent versus year ago. USSTC’s total share of 57.4 percent was the same as the second quarter, another sign the company’s increased promotional support was effective. Versus year ago, USSTC’s share was down 3 percentage points. (See supplemental schedule for information about RAD-SVT data).
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Smokeless Tobacco segment nine-month 2008 net sales decreased 1.7 percent to $1,131.4 million versus the prior year period. Total moist smokeless tobacco net can sales increased 1.3 percent to 496.8 million, with premium net can sales up 0.3 percent to 414.9 million and price value net can sales up 6.9 percent to 81.9 million.
Operating profit for the segment, including antitrust litigation settlement charges and its share of restructuring charges in 2008 and 2007, increased 23 percent to $624.6 million. Excluding these items, adjusted operating profit decreased 1 percent to $633.8 million.
Wine Segment
In the third quarter 2008, net sales for the Wine segment increased 21.2 percent to $99.8 million, as total premium case sales increased 17.7 percent to 1.4 million. Strong growth was realized across the product portfolio and was driven by strong acclaim for several recently released wines, a new advertising campaign for Columbia Crest and improved distribution as a result of an expanded sales force. Strong sales growth, combined with increased productivity, led to a 28 percent increase in operating profit to $16.3 million.
Based on AC Nielsen for the 13 weeks ending Sept. 20, 2008, shipments for Ste. Michelle Wine Estates (SMWE) grew 13.2 percent in a category that increased 2.4 percent. Once again this quarter, SMWE was the fastest growing top 10 winery in the U.S.
For the nine-month 2008 period, Wine segment net sales increased 23.6 percent to $285.1 million on a 17.8 percent increase in premium case sales versus the corresponding 2007 period. Operating profit advanced 21.3 percent to $43 million.
Altria Group, Inc.’s Pending Acquisition of UST
In early Sept. 2008, the company announced it had reached a definitive agreement for Altria to acquire all outstanding shares of UST for $69.50 per share in cash. Altria has fully committed financing to complete the transaction. The Federal Trade Commission has granted early termination of the initial waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, indicating no further federal regulatory review is required to complete the transaction. And, the company has scheduled a special shareholder meeting for Dec. 4, 2008 to consider the proposed transaction and will be mailing a definitive proxy next week to shareholders of record as of the close of business on Oct. 23, 2008. Assuming shareholder approval and the satisfaction of other customary closing conditions, the company expects the transaction to close during the first full week of Jan. 2009 and no later than Jan. 7.
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Outlook
For the year, the company remains on track to deliver its previously released adjusted non-GAAP diluted earnings per share target of $3.65, with a range of $3.60 to $3.70.

	Full Year
	2008	2007	%
Consolidated diluted E.P.S.	Estimate	Actual	Change
GAAP diluted E.P.S.	$3.55	$3.27	8.6

Other items (net of taxes):
Antitrust litigation	.01	.54	—
Restructuring charges	.03	.04	—
Acquisition related costs	.06	—	—
Impact of sale of corporate headquarters, net	—	(.39)	—

Adj. non-GAAP diluted E.P.S.	$3.65	$3.46	5.5
A conference call is scheduled for 9 a.m. Eastern Time today to discuss these results. To listen to the call, please visit www.ustinc.com. A 14-day playback is available by calling (888) 286-8010 or (617) 801-6888, code #50517327 or by visiting the website.
UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and Ste. Michelle Wine Estates. U.S. Smokeless Tobacco Company is the leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. Ste. Michelle Wine Estates produces and markets premium wines sold nationally under 20 different labels including Chateau Ste. Michelle, Columbia Crest, Stag’s Leap Wine Cellars and Erath, as well as exclusively distributes and markets Antinori products in the United States.
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Forward-Looking and Cautionary Statements
All statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company’s future performance and financial results are subject to a variety of risks and uncertainties that could cause actual results and outcomes to differ materially from those described in any forward-looking statement made by the company. These risks and uncertainties include uncertainties associated with ongoing and future litigation relating to product liability, antitrust and other matters and legal and other regulatory initiatives; the company’s ability to execute strategic actions, including acquisitions and the integration of acquired businesses; federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self service displays and flavors; competition from other companies, including any new entrants in the marketplace; wholesaler ordering patterns; consumer preferences, including those relating to premium and price value brands and receptiveness to new product introductions and marketing and other promotional programs; the cost of tobacco leaf and other raw materials; conditions in capital markets, including the market price per share of the company’s common stock and its impact on the number of shares repurchased; and other factors described in this press release and in the company’s Annual Report on Form 10-K for the year ended December 31, 2007. Forward-looking statements made by the company are based on its knowledge of its businesses and the environment in which it operates as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond the control of the company which can affect forward-looking statements, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Other Information
In connection with the proposed acquisition, UST intends to file relevant materials with the U.S. Securities and Exchange Commission (SEC), including a proxy statement on Schedule 14A.
INVESTORS AND SHAREHOLDERS ARE URGED TO READ UST’S PROXY STATEMENT AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and shareholders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov. A free copy of the proxy statement and other relevant documents, when they become available, also may be obtained from UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905-1323, Attn: Investor Relations. Investors and security holders may access copies of the documents filed with the SEC by UST on its website at www.ustinc.com.
Altria and UST and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from UST’s shareholders in connection with the transaction. Information about Altria’s directors and executive officers is set forth in Altria’s proxy statement on Schedule 14A filed with the SEC on April 24, 2008 and Altria’s Annual Report on Form 10-K filed on February 28, 2008. Information about UST’s directors and executive officers is set forth in UST’s proxy statement on Schedule 14A filed with the SEC on March 24, 2008 and UST’s Annual Report on Form 10-K filed on February 22, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that UST intends to file with the SEC.
(CONSOLIDATED UNAUDITED RESULTS ARE ATTACHED)
# # #

UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Third Quarter
	2008	2007	% Change
Net sales	$484,631	$479,612	+ 1.0

Costs and expenses
Cost of products sold	143,664	126,469	+ 13.6
Selling, advertising and administrative	123,347	129,832	- 5.0
Restructuring charges	6,406	1,677	—
Antitrust litigation	450	3,158	—
Acquisition related costs	7,082	—	—

Total costs and expenses	280,949	261,136	+ 7.6

Operating income	203,682	218,476	- 6.8
Interest, net	18,493	9,308	—

Earnings before income taxes, minority interest and equity earnings	185,189	209,168	- 11.5
Income tax expense	59,286	75,484	- 21.5

Earnings before minority interest and equity earnings	125,903	133,684	- 5.8
Minority interest expense and equity earnings, net	581	84	—

Net earnings	$125,322	$133,600	- 6.2

Net earnings per share:
Basic	$.85	$.85	—
Diluted	$.84	$.84	—

Dividends per share	$.63	$.60	+ 5.0

Average number of shares:
Basic	147,212	157,666
Diluted	148,653	158,951

UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Nine months ended September 30,
	2008	2007	% Change
Net sales	$1,463,516	$1,417,884	+ 3.2

Costs and expenses
Cost of products sold	415,319	368,971	+ 12.6
Selling, advertising and administrative	376,851	395,450	- 4.7
Restructuring charges	8,024	9,105	- 11.9
Antitrust litigation	1,975	125,258	—
Acquisition related costs	7,082	—	—

Total costs and expenses	809,251	898,784	- 10.0
Gain on sale of corporate headquarters	—	105,143	—

Operating income	654,265	624,243	+ 4.8
Interest, net	55,024	27,438	—

Earnings before income taxes, minority interest and equity earnings	599,241	596,805	+ 0.4
Income tax expense	207,620	215,296	- 3.6

Earnings before minority interest and equity earnings	391,621	381,509	+ 2.7
Minority interest expense and equity earnings, net	1,305	425	—

Net earnings	$390,316	$381,084	+ 2.4

Net earnings per share:
Basic	$2.64	$2.40	+ 10.0
Diluted	$2.62	$2.37	+ 10.5

Dividends per share	$1.89	$1.80	+ 5.0

Average number of shares:
Basic	147,861	159,056
Diluted	149,202	160,536

UST
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,501	$73,697
Accounts receivable	64,406	60,318
Inventories:
Leaf tobacco	163,159	202,137
Products in process	205,879	258,814
Finished goods	196,438	163,247
Other materials and supplies	23,014	22,365

Total inventories	588,490	646,563
Deferred income taxes	22,743	26,737
Income taxes receivable	7,848	8,663
Assets held for sale	25,047	—
Prepaid expenses and other current assets	30,673	30,296

Total current assets	768,708	846,274
Property, plant and equipment, net	486,280	505,101
Deferred income taxes	45,397	35,972
Goodwill	28,093	28,304
Intangible assets, net	55,385	56,221
Other assets	18,325	15,206

Total assets	$1,402,188	$1,487,078

Liabilities and stockholders’ deficit:
Current liabilities:
Short term borrowings	$40,000	$—
Current portion of long term debt	240,000	—
Accounts payable and accrued expenses	228,574	321,256
Litigation liability	23,380	75,360

Total current liabilities	531,954	396,616
Long-term debt	900,000	1,090,000
Postretirement benefits other than pensions	86,235	81,668
Pensions	165,781	150,318
Income taxes payable	28,519	38,510
Other liabilities	15,268	20,162

Total liabilities	1,727,757	1,777,274

Contingencies

Minority interest and put arrangement	30,504	30,006

Stockholders’ deficit:
Capital stock(1)	106,187	105,635
Additional paid-in capital	1,153,190	1,096,923
Retained earnings	883,418	773,829
Accumulated other comprehensive loss	(48,633)	(45,083)

	2,094,162	1,931,304
Less treasury stock — 64,016,506 shares in 2008 and 60,332,966 shares in 2007	2,450,235	2,251,506

Total stockholders’ deficit	(356,073)	(320,202)

Total liabilities and stockholders’ deficit	$1,402,188	$1,487,078

(1)	Common Stock par value $.50 per share: Authorized — 600 million shares; issued - 212,373,904 shares in 2008 and 211,269,622 shares in 2007. Preferred Stock par value $.10 per share: Authorized — 10 million shares; Issued — None.

UST
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended Sept. 30,
	2008	2007
Operating Activities:
Net earnings	$390,316	$381,084
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	39,542	33,362
Share-based compensation expense	8,357	9,575
Excess tax benefits from share-based compensation	(11,644)	(7,520)
Minority interest expense and equity earnings, net	1,305	423
Gain on sale of corporate headquarters	—	(105,143)
Gain on disposition of property, plant and equipment	(1,260)	(474)
Amortization of imputed rent on corporate headquarters building	—	6,740
Deferred income taxes	(3,518)	(12,024)
Changes in operating assets and liabilities:
Accounts receivable	(4,088)	(9,856)
Inventories	58,073	41,914
Prepaid expenses and other assets	1,619	(1,476)
Accounts payable, accrued expenses, pensions and other liabilities	(67,669)	(16,462)
Income taxes	4,395	3,802
Litigation liability	(51,980)	119,597

Net cash provided by operating activities	363,448	443,542

Investing Activities:
Short-term investments, net	—	10,000
Purchases of property, plant and equipment	(46,990)	(51,504)
Proceeds from dispositions of property, plant and equipment	2,733	130,701
Acquisition of business	—	(155,202)
Loan to minority interest holder	—	(27,096)
Repayment of loan by minority interest holder	—	27,096
Investment in joint venture	(339)	(579)

Net cash used in investing activities	(44,596)	(66,584)

Financing Activities:
Repayment of debt	—	(7,095)
Revolving credit facility repayments, net	(210,000)	—
Proceeds from the issuance of debt	296,307	—
Change in book cash overdraft	(16,973)	—
Excess tax benefits from share-based compensation	11,644	7,520
Proceeds from the issuance of stock	34,916	30,517
Dividends paid	(280,213)	(286,622)
Stock repurchased	(198,729)	(250,014)

Net cash used in financing activities	(363,048)	(505,694)

Decrease in cash and cash equivalents	(44,196)	(128,736)
Cash and cash equivalents at beginning of year	73,697	254,393

Cash and cash equivalents at end of period	$29,501	$125,657

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

The adjusted non-GAAP financial measures used in this press release exclude the impact of the net gain on the sale of the company’s corporate headquarters, restructuring charges associated with the Project Momentum cost savings initiative, antitrust litigation charges and acquisition related costs associated with the definitive agreement for Altria Group, Inc. to acquire all outstanding shares of UST for $69.50 per share in cash. The “gain on the sale of corporate headquarters, net” reflects the net impact of the gain recorded on the sale and the amortization of the short-term imputed rent on the property, which was recognized through Sept. 2007 when the company relocated its headquarters. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company believes that these non-GAAP financial measures are helpful in assessing ongoing and forecasted operating results. In addition, these non-GAAP financial measures facilitate the company’s internal comparisons to historical operating results and comparisons to competitors’ operating results. The company has included these non-GAAP financial measures in this press release because it believes such measures allow for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided on the following pages.

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures (Unaudited)
Third Quarter

	Third Quarter
Consolidated Operating Income	2008	2007	% Change
GAAP operating income	$203,682	$218,476	-6.8

Other items:
Antitrust litigation	450	3,158	—
Restructuring charges	6,406	1,677	—
Acquisition related costs	7,082	—	—
Impact of sale of corporate headquarters, net	—	2,889	—

Adj. non-GAAP operating income	$217,620	$226,200	-3.8

	Third Quarter
Consolidated Net Earnings	2008	2007	% Change
GAAP net earnings	$125,322	$133,600	-6.2

Other items (net of taxes):
Antitrust litigation	287	2,018	—
Restructuring charges	4,091	1,072	—
Acquisition related costs*	6,204	—	—
Impact of sale of corporate headquarters, net	—	1,835	—

Adj. non-GAAP net earnings	$135,904	$138,525	-1.9

*	Includes impact of acquisition-related costs that are not deductible for tax purposes.

	Third Quarter
Consolidated diluted E.P.S.	2008	2007	% Change
GAAP diluted E.P.S.	$.84	$.84	—

Other items (net of taxes):
Antitrust litigation	—	.01	—
Restructuring charges	.03	.01	—
Acquisition related costs	.04	—	—
Impact of sale of corporate headquarters, net	—	.01	—

Adj. non-GAAP diluted E.P.S.	$.91	$.87	4.6

	Third Quarter
Smokeless Tobacco Segment Operating Profit	2008	2007	% Change
GAAP operating profit	$194,806	$213,073	-8.6

Other items:
Antitrust litigation	450	3,158	—
Restructuring charges	5,913	403	—

Adj. non-GAAP operating profit	$201,169	$216,634	-7.1

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures (Unaudited)
Nine Months

	Nine months ended Sept. 30,
Consolidated Operating Income	2008	2007	% Change
GAAP operating income	$654,265	$624,243	4.8

Other items:
Antitrust litigation	1,975	125,258	—
Restructuring charges	8,024	9,105	-11.9
Acquisition related costs	7,082	—	—
Impact of sale of corporate headquarters, net	—	(98,403)	—

Adj. non-GAAP operating income	$671,346	$660,203	1.7

	Nine months ended Sept. 30,
Consolidated Net Earnings	2008	2007	% Change
GAAP net earnings	$390,316	$381,084	2.4

Other items (net of taxes):
Antitrust litigation	1,261	79,770	—
Restructuring charges	5,126	5,818	-11.9
Acquisition related costs*	6,204	—	—
Impact of sale of corporate headquarters, net	—	(62,890)	—

Adj. non-GAAP net earnings	$402,907	$403,782	-0.2

*	Includes impact of acquisition-related costs that are not deductible for tax purposes.

	Nine months ended Sept. 30,
Consolidated diluted E.P.S.	2008	2007	% Change
GAAP diluted E.P.S.	$2.62	$2.37	10.5

Other items (net of taxes):
Antitrust litigation	.01	.50	—
Restructuring charges	.03	.04	-25.0
Acquisition related costs	.04	—	—
Impact of sale of corporate headquarters, net	—	(.39)	—

Adj. non-GAAP diluted E.P.S.	$2.70	$2.52	7.1

	Nine months ended Sept. 30,
Smokeless Tobacco Segment Operating Profit	2008	2007	% Change
GAAP operating profit	$624,606	$507,821	23.0

Other items:
Antitrust litigation	1,975	125,258	—
Restructuring charges	7,235	6,889	-5.0

Adj. non-GAAP operating profit	$633,816	$639,968	-1.0

UST
SUPPLEMENTAL SCHEDULE
(Unaudited)

	Third Quarter			Nine months ended Sept. 30,
	2008	2007	% Chg.	2008	2007	% Chg.
Smokeless Tobacco
Net Sales (mil)	$364.1	$384.1	-5.2	$1,131.4	$1,150.5	-1.7
Adj. Non-GAAP Oper. Profit (mil)	$201.2	$216.6	-7.1	$633.8	$640.0	-1.0

MST Net Can Sales(1)
Premium (mil)	137.3	138.6	-0.9	414.9	413.6	0.3
Price Value (mil)	27.6	26.6	3.9	81.9	76.6	6.9

Total (mil)	164.9	165.2	-0.2	496.8	490.2	1.3

(1)	Adjusted for timing of shipments to wholesale last year, premium and total underlying net can sales in the third quarter increased 0.1 percent and 0.9 percent, respectively. The difference between underlying and reported shipments related to the timing of shipments to wholesale last year, which negatively affected the quarter’s comparison to the prior year period by approximately 2 million cans. The impact on nine-month shipments was not material.

	Volume %		Point
MST Share Data	Chg. vs.		Chg. vs.
RAD-SVT 12 wks ended 9/06/08(2)	YAGO	Share	YAGO
Total Category	+8.2%
Total Premium Segment	+1.9%	52.0%	-3.2 pts
Total Value Segments	+16.0%	47.9%	+3.2 pts
USSTC Share of Total Category	+2.9%	57.4%	-3.0 pts
USSTC Share of Premium Segment	+1.6%	90.9%	-0.2 pts
USSTC Share of Value Segments	+8.9%	21.3%	-1.4 pts

(2)	RAD-SVT — Retail Account Data Share & Volume Tracking System. RAD-SVT information is being provided as an indication of current domestic moist smokeless tobacco industry trends from wholesale to retail and is not intended as a basis for measuring the company’s financial performance. This information can vary significantly from the company’s actual results due to the fact that the company reports net shipments to wholesale, while RAD-SVT measures shipments from wholesale to retail, the difference in time periods measured, as well as new product introductions and promotions.

	Third Quarter			Nine months ended Sept. 30,
	2008	2007	% Chg.	2008	2007	% Chg.
Wine
Net Sales (mil)	$99.8	$82.3	21.2	$285.1	$230.6	23.6
Operating Profit (mil)	$16.3	$12.8	28.0	$43.0	$35.5	21.3
Premium Case Sales (thou)	1,441	1,224	17.7	4,173	3,541	17.8

Other
Net Sales (mil)	$20.7	$13.3	56.3	$47.1	$36.8	27.9
Operating Profit (mil)	$6.3	$4.2	49.7	$15.1	$13.1	14.8